UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 24, 2009
AVALONBAY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Commission file number 1-12672

Maryland (State or other jurisdiction of incorporation or organization)	77-0404318 (I.R.S. Employer Identification No.)
2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314
(Address of principal executive offices)(Zip code)
(703) 329-6300
(Registrant’s telephone number, including area code)
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On July 29, 2009, AvalonBay Communities, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter 2009. That release referred to certain attachments with supplemental information that were available on the Company’s website. The full text of the press release, including the supplemental information and attachments referred to within the release, are furnished as Exhibit 99.1 and Exhibit 99.2 hereto.
Item 2.06 Material Impairments.
On July 29, 2009, the Company disclosed in its press release announcing its financial results for the second quarter of 2009 that its results of operations for the second quarter included charges for impairments to the value of land holdings, charges for abandoned pursuit costs for land not owned but under option, and severance charges related to planned overhead reductions, as further discussed below:
•	Impairment Charges: The Company incurred a non-cash charge of approximately $20.3 million for impairment in value of two land parcels it previously acquired with a view to development. The Company no longer believes that it is probable that it will develop these land parcels. The impairment charge is the difference between the estimated fair value and the current capitalized carrying value.

•	Abandoned Pursuit Charges: The Company incurred a non-cash charge of approximately $2 million for previously capitalized costs primarily related to two specific development rights for land under option agreements that will not proceed to development.

•	Severance Costs: The Company incurred a charge of approximately $2 million for severance and related costs associated with overhead reductions as the Company takes steps to reduce the size of the organization needed to support a lower level of new development and in consideration of general economic conditions.
The decision to not proceed with development of the identified land parcels and development rights was approved by a committee of the Company’s Board of Directors on July 24, 2009. The charges are not currently expected to result in additional material future cash expenditures.
For additional information concerning the impairment and related charges and other matters discussed above, refer to Exhibits 99.1 and 99.2 attached to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated July 29, 2009, including Attachments.

99.2	Supplemental discussion of second quarter 2009 operating results (the “Full Release”) dated July 29, 2009, including Attachments.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.
Dated: July 29, 2009	By:	/s/ Thomas J. Sargeant
Thomas J. Sargeant
Chief Financial Officer

Exhibit Index

99.1	Press Release of AvalonBay Communities, Inc. dated July 29, 2009, including Attachments.

99.2	Supplemental discussion of second quarter 2009 operating results (the “Full Release”) dated July 29, 2009, including Attachments.

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